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                                                                      EXHIBIT 99


                           TXU CORP. AND SUBSIDIARIES
                   CONDENSED STATEMENTS OF CONSOLIDATED INCOME
                                   (UNAUDITED)

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                                                                                                   TWELVE MONTHS ENDED
                                                                                                      SEPTEMBER 30,
                                                                                                   -------------------
                                                                                                   2000          1999
                                                                                                   MILLIONS OF DOLLARS
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OPERATING REVENUES................................................                                $19,688       $17,252
                                                                                                  -------       -------

OPERATING EXPENSES
     Energy purchased for resale and fuel consumed................                                 11,839         9,643
     Operation and maintenance....................................                                  3,402         2,915
     Depreciation and other amortization..........................                                  1,018         1,062
     Goodwill amortization........................................                                    200           189
     Taxes other than income......................................                                    649           644
                                                                                                  -------       -------
           Total operating expenses...............................                                 17,108        14,453
                                                                                                  -------       -------

OPERATING INCOME..................................................                                  2,580         2,799

OTHER INCOME (DEDUCTIONS) - NET...................................                                    446            35
                                                                                                  -------       -------

INCOME BEFORE INTEREST, OTHER
     CHARGES AND INCOME TAXES.....................................                                  3,026         2,834
                                                                                                  -------       -------

INTEREST INCOME...................................................                                    131           137

INTEREST EXPENSE AND OTHER CHARGES
     Interest.....................................................                                  1,472         1,484
     Distribution on  mandatorily redeemable, preferred
          securities of subsidiary trusts, each holding solely junior subordinated debentures of the obligated company:
               TXU Corp. obligated................................                                     28            14
               Subsidiary obligated...............................                                     78            78
     Preferred stock dividends of subsidiaries....................                                     14            13
     Distributions on preferred securities of subsidiary perpetual
           trust of TXU Europe....................................                                      9            --
     Allowance for borrowed funds used during
           construction and capitalized interest..................                                    (11)           (9)
                                                                                                  -------       -------
           Total interest expense and other charges...............                                  1,590         1,580
                                                                                                  -------       -------

INCOME BEFORE INCOME TAXES........................................                                  1,567         1,391

INCOME TAX EXPENSE................................................                                    470           512
                                                                                                  -------       -------

NET INCOME........................................................                                  1,097           879

PREFERENCE STOCK DIVIDENDS........................................                                      6            --
                                                                                                  -------       -------

NET INCOME AVAILABLE FOR COMMON STOCK.............................                                 $1,091        $  879
                                                                                                  =======       =======

Average shares of common stock outstanding (millions).............                                    268           280

Per share of common stock:
     Basic earnings...............................................                                  $4.06         $3.14
     Diluted earnings.............................................                                  $4.06         $3.14
     Dividends declared..........................................                                   $2.40         $2.30
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